                FIRST MODIFICATION OF AMENDED AND RESTATED
               REVOLVING CREDIT LOAN AND SECURITY AGREEMENT

            This First Modification of Amended and Restated Revolving Credit Loan and Security Agreement (this "First Modification") dated as of September 26, 1996 (the "Effective Date"), amends the Amended and Restated Revolving Credit Loan and Security Agreement dated as of July 10, 1996, by and among DIXON TICONDEROGA COMPANY, a Delaware corporation ("DTC"), and DIXON TICONDEROGA INC., an Ontario corporation ("DTI"; DTC and DTI, are collectively referred to hereinafter as the "Borrower"), the Lenders named therein and FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation ("FUCC"), as Agent for the Lenders (in its capacity as Agent, the "Agent").

                             W I T N E S S E T H:

                  WHEREAS, the Borrower has entered into an Amended and Restated Revolving Credit Loan and Security Agreement, dated as of July 10, 1996 (said Agreement, as it may be further amended, restated or otherwise modified from time to time, being hereinafter called the "Revolving Credit Agreement"), pursuant to which the Lenders extended financial accommodations to Borrower in the form of a $40,000,000 revolving line of credit and letter of credit facility in accordance with, and subject to, the terms and conditions of the Revolving Credit Agreement; and

                  WHEREAS, the Borrower has entered into a Term Loan Agreement, dated as of July 10, 1996 (said Agreement, as it may be amended, restated or otherwise modified from time to time, being herein-after called the "Term Loan Agreement"; and, together with the Revolving Credit Agreement, being hereinafter called the "Loan Agreements"), pursuant to which the Lenders extended a term loan to Borrower in the original principal amount of $7,750,000.08; and

                  WHEREAS, the Borrower has requested the Lenders to consent to the issuance by DTC of its 12% Senior Subordinated Notes due 2003 in the aggregate principal amount of $16,500,000; and

                  WHEREAS, the Lenders are willing to give such consent only if the Borrower agrees to certain modification of the Loan
Agreements,  as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     SECTION 1: Defined Terms. Capitalized terms used in this First Modification and not otherwise defined herein, shall have the meanings ascribed to them in the Revolving Credit Agreement.

     SECTION 2:  Definitions.

     (a) Section 1 (Definitions) of the Revolving Credit Agreement is amended to add the following new definitions in their alphabetical order:
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            "Guarantor" shall mean each of Dixon Europe, Limited, a
United Kingdom company, Bryn Mawr Ocean Resorts, Inc., a Florida corporation, Dixon Ticonderoga Company de Mexico, S.A. de C.V., a Mexican corporation, and Ticonderoga Graphite Inc., a New York corporation, each of which is executing and delivering a Guaranty to the Agent and the Lenders, and each existing or future other Subsidiary which executes and delivers a Guaranty to the Agent and the Lenders.

            "Guaranty" shall collectively mean each agreement made in favor of the Agent and the Lenders by a Guarantor in the form attached hereto as Exhibit R.

     (b) Section 1 (Definitions) of the Revolving Credit Agreement is amended by amending the following definitions to read in their entirety as follows:

                  "Change of Control" shall mean (a) the acquisition after the date hereof by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended
     (a "Group"), together with any Affiliates thereof, of 30% or more of the voting stock of the Borrower, or (b) the success by any Person or Group, together with any Affiliates thereof, in having its or their nominees elected to the Board of Directors of the Borrower such that such nominees, when added to any director remaining on the Board of Directors of the Borrower who is an Affiliate of or related Person to such Person or Group, shall constitute a majority of the Board of Directors of the Borrower.

                  "Subordinated Debt" shall mean the 12% Senior
     Subordinated Notes of DTC due 2003 in the original principal amount of $16,500,000 issued pursuant to the Subordinated Debt Documents.

                  "Subordinated Debt Documents" shall mean the Note and Warrant Purchase Agreement dated as of September 26, 1996, between DTC and the Subordinated Lenders, the Subordinated Notes issued pursuant thereto, and all other documents evidencing, securing or otherwise related to the Subordinated Debt, together with any restatements, amendments, modifications and supplements thereto, and any renewals or extensions thereof, in whole or in part.

                  "Subordinated Lenders" shall mean the holders from time to time of the Subordinated Debt.

     SECTION 3: Additional Guaranties. Simultaneously with the execution and delivery of this First Modification, each of the Guarantors is executing and delivering to the Agent a Guaranty.

     SECTION 4:  Amendment of Covenants.

     (a)  Amendment of Affirmative Covenants.    The following
sections of the Revolving Credit Agreement are amended as follows:

            1. Section 7.3(b) is amended by deleting the words "Within forty-five (45) days" at the beginning of such section and replacing such words with the following: "Not later than the earlier to occur of (i) the fiftieth (50th) day", and by adding in the second line thereof after the comma and before the word "beginning" the following: "and (ii) the date of the filing thereof with the Securities and Exchange Commission".
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            2.    Section 7.3(c) is amended by deleting the words "Within
ninety (90) days" at the beginning of such section and replacing such words with the following: "Not later than the earlier to occur of (i) the one hundred and fifth (105th) day", and by adding in the second line thereof after the comma and before the word "Beginning" the following:
"and (ii) the date of the filing thereof with the Securities and Exchange Commission".

            3. Section 7.3(i) of the Revolving Credit Agreement is amended by deleting the last word ("and") thereof.

            4.    Section 7.3(j) is renumbered as 7.3(l).

            5. New Sections 7.3(j) and (k) of the Revolving Credit Agreement are added to read as follows:

                  (j) concurrently with the delivery thereof to other lenders or security holders of Dixon-Mexico, quarterly and annual balance sheets of Dixon-Mexico and the related statements of income, stockholders" equity and (annually) cash flows of Dixon-Mexico for such period, all meeting substantially the same criteria as set forth in subparagraphs (a) and (b) of this Section 7.3;

                  (k) Immediately upon delivery to each holder of Subordinated Debt, copies of any legal or fairness opinions, officers" certificates and other notifications required to be delivered pursuant to the Subordinated Debt Loan Documents; and

     (b) Amendment of Financial Covenants. The following sections of the Revolving Credit Agreement are amended in their entirety to read as follows:

                  8.8   Subordinated Debt.  (i)  Permit the Subordinated
     Debt at any time to exceed Sixteen Million Five Hundred Thousand U.S. Dollars ($16,500,000), (ii) agree to any amendment of Sections 9.1, 10.1(b), (c), (d) or (i), 10.2(f) or (j), 10.8 or 13 of the
     Subordinated Debt Loan Documents, (iii) agree to any amendment of the Subordinated Debt Loan Documents that would (X) have the effect of amending, eliminating, shortening, narrowing the scope of or restricting the operation of the 45-day "standstill" provision in clause (B) following subdivision (i) of Section 11, or (Y) result in the occurrence of an "Event of Default" or a "Potential Event of Default" (as such terms are defined in the Subordinated Debt Loan Documents) at the time such amendment takes effect, (iv) make any payments of the Subordinated Debt prior to the scheduled repayment dates or maturity date for such payments, or (v) agree to any other amendment of the Subordinated Debt Loan Documents (such other amendment being herein called a "Sub Debt Amendment") unless (A) at least fifteen
     (15) Business Days prior to such Sub Debt Amendment taking effect, the Borrower gives written notice thereof to the Agent, which notice shall contain the full text of the Sub Debt Amendment, and (B) during such 15-day period, the Borrower negotiates in good faith with the Agent and the Lenders to amend the Credit Agreement to include changed or additional provisions thereto which are at least as onerous to the Borrower as any such Sub Debt Amendment; provided, however, that if no such amendment of the Credit Agreement is agreed to during such 15-day period and if any such Sub Debt Amendment either (i) amends a covenant or an Event of Default which is more onerous to the Borrower than a counterpart covenant or Event of Default in the Credit Agreement or (ii) adds a new covenant or event of default to any of the Subordinated Debt Loan Documents which is not contained in the Credit Agreement, the Credit Agreement shall be deemed to have been amended so as to include the more onerous or new provision(s).

                  8.9 Tangible Net Worth. Permit Tangible Net Worth to be less than the amounts shown below at the dates set forth below:

                        DATE                                   AMOUNT

            Effective Date through May 31, 1997             $13,000,000

            June 1, 1997 through September 30, 1998          14,000,000

            October 1, 1998 through September 30, 1999       16,500,000

            October 1, 1999 and thereafter                   18,500,000

                  8.10 Current Ratio. Permit the ratio of Current Assets to Current Liabilities (including the Revolving Credit Loans) to be less than 1.25 to 1.00 at any time.

                  8.11 Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter, permit the ratio of EBITDA to Fixed Charges for the twelve (12) months immediately preceding such date to be less than the ratio show below for the period corresponding thereto:

                   QUARTER ENDED IN PERIOD                   RATIO

            Effective date to September 29, 1997           0.80 to 1.0

            September 30, 1997 and thereafter              1.10 to 1.0

            8.12 Senior Fixed Charge Coverage Ratio. The existing covenant is deleted and replaced with the following:

                  8.12 Interest and Dividend Coverage. The Borrower will not at any time permit the Consolidated Interest and Dividend Coverage Ratio to be less than the ratio shown below for the period corresponding thereto:

                  QUARTER ENDED IN PERIOD                     RATIO

            Effective date to September 30, 1996           1.75 to 1.0

            October 1, 1996 through
                  September 30, 1997                       1.90 to 1.0

            October 1, 1997 through
                  September 30, 1998                       2.30 to 1.0

            October 1, 1998 and thereafter                 2.55 to 1.0.

                  Solely for purposes of this Section 12, the following capitalized terms shall have the following respective meanings:

                  Adjusted EBIT:  for any Reference Period, Consolidated
     Net Income before dividends, (a) adjusted by adding thereto (i) Consolidated Interest Expense, (ii) "minority interests" related to Dixon-Mexico, and (iii) income taxes, all to the extent deducted in arriving at the calculation of Consolidated Net Income for such Reference Period; (b) further adjusted by excluding therefrom all extraordinary gains and losses and all other extraordinary or non-recurring items
     (in each case as determined in accordance with GAAP); and (c) further adjusted by deducting therefrom Minority EBIT for such Reference Period.

                  Consolidated Interest and Dividend Coverage Ratio: for any Reference Period, the ratio of (a) Adjusted EBIT for such Reference Period to (b) the sum of (i) Consolidated Interest Expense for such Reference Period, plus (ii) capitalized interest for such Reference Period, plus (iii) all cash dividends accrued or paid on capital stock of the Borrower during such Reference Period.

                  Consolidated Interest Expense: for any Reference Period, Interest Expense of the Borrower and its consolidated Subsidiaries for such Reference Period.

                  Consolidated Net Income: for any Reference Period, (a) the net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves and all other proper deductions, all determined in accordance with GAAP, less (b) the net income (or deficit) of any Subsidiary that is less than wholly-owned (other than Dixon-Mexico).

                  Interest Expense: as applied to any Person with reference to any period, interest expense of such Person for such period, including amortization of debt discount and expense and imputed interest on Capital Lease Obligations properly chargeable to income during such period in accordance with GAAP.

                  Minority EBIT: for any Reference Period, the product of (a) the ownership percentage of all Persons, other than the Borrower and any Subsidiary, of the outstanding shares of Dixon-Mexico times (b) the net income (or deficit) of Dixon-Mexico for such Reference Period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves and all other proper deductions, all determined in accordance with GAAP, (i) adjusted by adding thereto Interest Expense and income taxes deducted in the calculation of the net income of Dixon-Mexico for such Reference Period, and (ii) further adjusted by excluding therefrom all extraordinary gains and losses and all other extraordinary or non-recurring items (in each case as determined in accordance with GAAP), provided, that all items under clause (b) above shall be determined in accordance with United States GAAP and shall be denominated in U.S. dollars.

                  Reference Period: as of any date of determination, the four (4) consecutive full fiscal quarters ended most recently prior to such date.

                  8.13 Ratio of EBIT to Interest on Indebtedness. As of the last day of each fiscal quarter, permit the ratio of EBIT to interest payable on Indebtedness for the twelve (12) months immediately preceding such date to be less than the ratio shown below during the period corresponding thereto:

                  QUARTER ENDED IN PERIOD                     RATIO

            Effective date to September 29, 1997           1.80 to 1.0

            September 30, 1997 to September 29, 1998       2.00 to 1.0

            September 30, 1998 and thereafter              2.25 to 1.0

                  8.14 Ratio of EBIT to Senior Debt Interest. [The existing covenant is deleted.]

                  8.15  Quick Ratio. [The existing covenant is deleted.]

                  8.16 Debt-to-Equity Ratio. Permit the ratio of Total Liabilities to Tangible Net Worth to be more than the ratio show below at the dates corresponding thereto:.

                        DATE                             RATIO

                  September 30, 1996                  4.40 to 1.0
                  September 30, 1997                  3.75 to 1.0
                  September 30, 1998                  3.00 to 1.0
                  September 30, 1999 and
                        thereafter                    2.75 to 1.0

                  8.21 Funded Debt Limitation. Permit total Funded Debt at any time to exceed: (A) in the case of the Borrower, the sum of (i) all Obligations then outstanding, (ii) all Subordinated Debt then outstanding, (iii) all other Funded Debt outstanding on September 25, 1996 as reflected on Debt Schedule B-2 attached to the Subordinated Debt Loan Documents, and (iv) $3,100,000; and (B) in the case of Dixon-Mexico, an aggregate of $3,000,000, provided that for purposes of this clause (B) only, references to the Borrower in the definition of "Funded Debt" shall be deemed references to Dixon-Mexico.

     SECTION 5: Ratification; Effect on Term Loan Agreement. Except as modified hereby, the terms and conditions of the Loan Agreements and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. To the extent that any of the amendments of the Revolving Credit Agreement contained in this First Modification are amendments of provisions which are incorporated by reference in the Term Loan Agreement, the Term Loan Agreement shall be deemed to be similarly amended.

     SECTION 6: Representations and Warranties. The Borrower represents warrants to, and agrees with, the Agent and the Lenders and for the benefit of First Union that (i) it has no defenses, set-offs, or counterclaims of any kind or nature whatsoever against the Agent, the Lenders or First Union with respect to the Obligations, any of the agreements among the parties hereto, including, without limitation, the obligations of the Borrower under the Loan Agreements, the Notes, this First Modification or any other Loan Document, or any action previously taken or not taken by the Agent or any Lender with respect thereto or with respect to any Lien or Collateral in connection therewith to secure the Obligations, and (ii) this First Modification has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed by a duly authorized officer of each entity comprising the Borrower, and constitutes the valid and binding obligation of the Borrower, enforceable against each entity comprising the Borrower in accordance with the terms hereof.

     SECTION 7: Loan Agreement Representations and Warranties. The last sentence of Section 6.1 of the Revolving Credit Agreement is amended to read as follows:

            None of the entities which collectively constitute the Borrower has any Subsidiaries, except for DTC, which has DTI, Dixon-U.K. and the Guarantors as its only directly-owned Subsidiaries, and Dixon-Mexico which is a Subsidiary of DTI.

The Borrower hereby certifies that the representations and warranties contained in the Loan Agreements, as amended herein, continue to be true and correct and that no Event of Default, or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred.

    SECTION 8:  Conditions Precedent to Effectiveness of Modification.
It shall be a condition precedent to the effectiveness of this First Modification that the Borrower shall have complied with each of the following:

      (a) Guaranties. Each Guarantor shall have executed and delivered a counterpart original of the Guaranty to the Agent.

      (b) Certificates of Secretaries of the Borrower and Guarantors. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each entity comprising the Borrower and of each Guarantor, certifying (a) with respect to each such Guarantor, that attached thereto is a true and complete copy of (i) the Bylaws for such Guarantor as in effect on the date of such certification and (ii) resolutions adopted by the Board of Directors and sole shareholder of such Guarantor authorizing the execution, delivery and performance by such Guarantor of the Guaranty and the other Loan Documents to which such Guarantor is a party; (b) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of each entity comprising the Borrower authorizing the execution, delivery and performance of this First Modification by such entity; and (c) as to the incumbency and genuineness of the signature of each officer of the Borrower and each Guarantor executing this First Modification, each Guaranty and each of the other Loan Documents, as the case may be.

      (c) Articles of Incorporation. The Agent shall have received copies of the Articles of Incorporation for each Guarantor, and all amendments thereto, each certified by the Secretary of State of such Guarantor's jurisdiction of incorporation.

      (d) Certificates of Status. The Agent shall have received good standing certificates for each of the Guarantors attesting to each guarantor's good standing under the laws of the jurisdiction of its incorporation and of each other jurisdiction where a Guarantor is authorized to transact business.

      (e) Certificates of Guarantors. The Agent shall have received a certificate from each Guarantor, signed by the Chief Executive Officer and Secretary of each Guarantor, in form and substance satisfactory to the Agent and its special counsel, to the effect that all representations and warranties of the such Guarantor contained in its Guaranty are true, correct and complete as of the Effective Date; that such Guarantor is not in violation of any of the covenants contained in its Guaranty.

      (f) Certificate of Borrower.   The Agent shall have received a
certificate from each entity comprising the Borrower, signed by the Chief Executive Officer and Secretary of such entity, in form and substance satisfactory to the Agent and its special counsel, to the effect that all representations and warranties of the Borrower contained in this First Modification are true, correct and complete as of the Effective Date; that the Borrower is not in violation of any of the covenants contained in any of the Loan Documents to which it is a party; that, giving effect to the transactions contemplated by this First Modification, no Event of Default or any event or condition which with notice, lapse of time, or both would constitute such an Event of Default, has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions set forth in this Section 8.

      (g) Opinion of Counsel to the Borrower. The Agent shall have received the opinion of counsel for the Borrower dated the Effective Date, as to the transactions contemplated by this First Modification, in form and substance satisfactory to the Agent and its special counsel.

     SECTION 9: Payment of Expenses. Borrower agrees to pay, upon receipt of an invoice therefor, all fees and expenses of separate legal counsel for the Agent and the Lenders in connection with the preparation, negotiation or execution of this First Modification.

     SECTION 10: Counterparts. This First Modification may be executed in any number of counterparts which, when taken together, shall constitute one original.

     SECTION 11: Governing Law; Severability. This First Modification shall be governed by, and construed and interpreted in accordance with, the law of the State of Florida. Wherever possible, each provision of this First Modification shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First
Modification shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this First Modification.

     SECTION 12: WAIVER OF TRIAL BY JURY. Each of the Borrower, the Agent and the Lenders hereby knowingly, voluntarily, irrevocably and intentionally waives the right it may have to a trial by jury in respect to any action, proceeding, counterclaim or other litigation based hereon, or arising out of, under or in connection with this First Modification, the Loan Agree-ments or any other Loan Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party hereto. This provision is a material inducement of the parties to enter into this First Modification.

     SECTION 13: Titles. The section titles contained in this First Modification are and shall be without substantive meaning or content of any kind whatsoever and are not part of this First Modification.

            IN WITNESS WHEREOF, the parties hereto have caused this First Modification to be executed as of the date first above written.

                              BORROWER:

                              DIXON TICONDEROGA COMPANY,
                              a Delaware corporation


                              By: /s/ Gino N. Pala
                                  ------------------------------
                                  Gino N. Pala, President and CEO

                              DIXON TICONDEROGA INC.,
                              an Ontario corporation


                              By: /s/ Gino N. Pala
                                  ------------------------------
                                  Gino N. Pala, President and CEO

                              AGENT:

                              FIRST UNION COMMERCIAL CORPORATION,
                              a North Carolina corporation, as Agent


                              By: /s/ Roanne Disalvatore
                                 ----------------------------------
                                 Roanne Disalvatore, Vice President

                              LENDERS:

                              FIRST UNION COMMERCIAL CORPORATION,
                               a North Carolina corporation,
                               as Agent


                              By:  /s/ Roanne Disalvatore
                                  --------------------------------
                                  Roanne Disalvatore, Vice President


                              THE FIRST NATIONAL BANK OF BOSTON,
                               a national banking association


                              By: /s/ Katherine S. Steiger
                                  ---------------------------------
                                  Katherine S. Steiger, Vice President


                              NATIONAL BANK OF CANADA,
                               a Canadian chartered bank


                              By: /s/ Jean Page
                                  ---------------------------------
                                  Jean Page, Vice President